Exhibit 99.1

First Bancshares, Inc. Reports Results for First Quarter ended March 31, 2021; Increases Quarterly Dividend 8%

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 21, 2021--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders for the quarter ended December 31, 2020.

Highlights for the Quarter:

  Net income available to common shareholders totaled $16.6 million for the quarter ended March 31, 2021, representing an increase of $1.3 million, or 8.5%, compared to $15.3 million for the quarter ended December 31, 2020.
  Net income available to common shareholders totaled $16.6 million for the quarter ended March 31, 2021, an increase of $8.3 million, or 100.3%, compared to $8.3 million for the quarter ended March 31, 2020.
  Pre-tax, pre-provision operating earnings (non-GAAP) which excludes acquisition charges increased 20.2% to $21.4 million for the quarter ended March 31, 2021 as compared to $17.8 million for the first quarter of 2020.
  Pre-tax, pre-provision operating earnings (non-GAAP) which excludes acquisition charges, treasury awards, gains from bargain purchase of Southwest Georgia Financial Corporation (‘SGB”) increased 3.3% to $21.4 million for the quarter ended March 31, 2021 as compared to $20.7 million for the fourth quarter of 2020.
  Provision for credit losses totaled $0 for the quarter as compared to $3.5 million for the sequential quarter comparison and $7.1 million for the first quarter of 2020.
  During the quarter, the Company purchased 165,623 shares of stock under the share buyback program.
  As of March 31, 2021, total COVID related modifications were $45.7 million, representing 1.5% of the loan portfolio and down from a peak of $676 million or 21% of the loan portfolio. For additional details related to the effects of COVID-19, see the investor presentation filed and available under presentations and press releases included in the investor relations section of the company’s website: www.thefirstbank.com.
  During the first quarter of 2021, the Company adopted the Current Expected Credit Losses (“CECL”) methodology for estimating credit losses effective January 1, 2021.
  Added a commercial banking group in the Baton Rouge market and 4 mortgage originators in the panhandle of Florida and the South MS markets

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “Our company produced a strong quarter with improved profitability both year over year and in sequential quarter comparison. Our markets continue to show signs of recovery from the effects of the pandemic. We are encouraged by the level of loan demand and the amount of our loan originations during the first quarter particularly in our construction portfolio however the near term effects were muted by pay downs in our residential real estate and Paycheck Protection Program (“PPP”) portfolio’s. We continue to add production staff in our key markets and are excited about the recent addition of our new commercial banking group in Baton Rouge and the additional mortgage originators we added during the quarter.”

Quarterly Earnings

Net income available to common shareholders totaled $16.6 million for the quarter ended March 31, 2021, an increase of $1.3 million, or 8.5%, compared to $15.3 million for the quarter ended December 31, 2020. In sequential quarter comparison, the Company recorded an additional $0.8 million bargain purchase gain due to a measurement period adjustment related to the tax impact of the CARES Act on the acquisition of SGB as well as income in the form of a financial assistance grant from the U.S. Department of Treasury of $0.7 million, net of tax during the quarter ended December 31, 2020. During the fourth quarter of 2020, the Company also recorded additional expense related to unused vacation paid to employees as well as expense related to the early vesting of restricted stock grants to the Company’s directors in the amount of $0.7 million.

Net income available to common shareholders totaled $16.6 million for the quarter ended March 31, 2021, an increase of $8.3 million, or 100.3%, compared to $8.3 million for the quarter ended March 31, 2020.

Provision for credit losses totaled $0 for the quarter ended March 31, 2021, a decrease of $7.1 million, or $5.5 million net of tax, as compared to $7.1 million for the first quarter of 2020 and a decrease of $3.5 million, or $2.7 million net of tax, as compared to $3.5 million for the fourth quarter of 2020.

Earnings Per Share

For the first quarter of 2021, fully diluted earnings per share were $0.79, compared to $0.44 for the first quarter of 2020. The provision for loan losses expense of $7.1 million, or $5.5 million net of tax, for the quarter ended March 31, 2020, which was primarily attributable to the COVID-19 pandemic, represented $0.29 in fully diluted earnings per share.

For the first quarter of 2021, fully diluted earnings per share were $0.79, compared to $0.72 for the fourth quarter of 2020. The bargain purchase and sale of land gains along with the financial assistance grant recognized during the quarter ended December 31, 2020 accounted for $0.08 in fully diluted earnings per share. Provision for loan loss expense of $3.5 million for the fourth quarter of 2020 accounted for $0.13 in fully diluted earnings per share.

Fully diluted earnings per share for the quarter ended March 31, 2021 include the purchase by the Company of 165,623 shares during the first quarter of 2021.

Balance Sheet

Consolidated assets increased $290.0 million to $5.443 billion at March 31, 2021 from $5.153 billion at December 31, 2020. PPP loans at March 31, 2021 were $221.7 million, down $17.9 million from December 31, 2020.

Total average loans were $3.097 billion for the quarter ended March 31, 2021, as compared to $3.154 billion for the quarter ended December 31, 2020, and $2.602 billion for the quarter ended March 31, 2020, representing a decrease of $56.4 million, or 1.8%, for the sequential quarter comparison, and an increase of $494.8 million, or 19.0%, in prior year quarterly comparison. The acquisition of SGB accounted for $423.0 million, net of fair value marks, of the total increase in average loans as compared to the first quarter of 2020. PPP loans averaged $235.4 million for the quarter ended March 1, 2021 and averaged $250.5 million for the quarter ended December 31, 2020.

Average loans decreased $56.4 million, or 1.8% for the sequential quarter comparison of which $15.1 million were related to a decrease in PPP loans.

Excluding the acquired loans, average loans increased $71.8 million, or 2.8% as compared to the quarter ended March 31, 2020. Average PPP loans increased $235.4 million as compared to the quarter ended March 31, 2020.

Total average deposits were $4.410 billion for the quarter ended March 31, 2021, as compared to $4.195 billion for the quarter ended December 31, 2020, and $3.187 billion for the quarter ended March 31, 2020, representing an increase of $214.8 million, or 5.1%, for the sequential quarter comparison, and an increase of $1.223 billion, or 38.4%, in prior year quarterly comparison. The acquisition of SGB accounted for $536.2 million of the total increase in average deposits as compared to the first quarter of 2020.

Average deposits increased $214.8 million, or 5.1% for the sequential quarter comparison of which $149.8 million is related to the seasonality of our public fund portfolio.

Excluding the acquired deposits, average deposits increased $687.1 million, or 21.6% as compared to the quarter ended March 31, 2020 of which $284.0 is related to the seasonality of our public fund portfolio.

The Company implemented Deposit Reclassification at the beginning of 2020. This program reclassifies noninterest bearing deposits and NOW deposit balances to money market accounts. This program reduces our reserve balance required at the Federal Reserve Bank of Atlanta which provides additional funds for liquidity and lending. At quarter end March 31, 2021, $695.8 million in noninterest deposit balances and $859.4 million in NOW deposit accounts were reclassified as money market accounts.

Asset Quality

Nonperforming assets totaled $36.8 million at March 31, 2021, a decrease of $5.4 million compared to $42.3 million at December 31, 2020 and a decrease of $10.3 million compared to $47.1 million at March 31, 2020. Nonaccrual loans decreased $3.8 million as compared to December 31, 2020 and decreased $7.8 million as compared to March 31, 2020.

The ratio of the allowance for credit losses (ACL) to total loans was 1.07% at March 31, 2021, 1.15% at December 31, 2020 and 0.80% at March 31, 2020. The ratio of annualized net charge-offs (recoveries) to total loans was 0.47% for the quarter ended March 31, 2021 compared to 0.25% for the quarter ended December 31, 2020 and 0.03% for the quarter ended March 31, 2020. The increase in net charge-offs were related to the charge down of nonperforming loans that were previously fully impaired in the allowance for loan losses model.

Effective January 1, 2021, the Company adopted the CECL methodology for estimating credit losses. This adoption resulted in a net $0.4 million increase to the ACL and an unfunded commitment reserve of $0.7 million.

First Quarter 2021 vs. First Quarter 2020 Earnings Comparison

Net income available to common shareholders for the first quarter of 2021 totaled $16.6 million compared to $8.3 million for the first quarter of 2020, an increase of $8.3 million or 100.3%. In comparing the quarters, the increase in net income available to common shareholders was largely attributed to a decrease in provision for credit losses expense in the amount of $7.1 million, or $5.5 million net of tax. The Company recorded $0 in provision for credit losses expense for the first quarter 2021 and recorded $7.1 million for the first quarter 2020.

Net interest income for the first quarter of 2021 was $39.2 million, an increase of $5.2 million when compared to the first quarter of 2020. The increase was due to interest income earned on a higher volume of loans. Fully tax equivalent (“FTE”) net interest income (non-GAAP) totaled $39.9 million and $34.5 million for the first quarter of 2021 and 2020, respectively. FTE net interest income (non-GAAP) increased $5.4 million in the prior year quarterly comparison mainly due to increased loan volume. Purchase accounting adjustments decreased $1.2 million for the first quarter comparisons. First quarter of 2021 FTE net interest margin (non-GAAP) was 3.34% which included 9 basis points related to purchase accounting adjustments compared to 3.93% for the same quarter in 2020, which included 28 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 40 basis points in prior year quarterly comparison.

Non-interest income increased $3.0 million for the first quarter of 2021 as compared to the first quarter of 2020. Mortgage income increased $1.6 million in the prior year quarterly comparison.

First quarter 2021 non-interest expense was $27.3 million, an increase of $3.8 million, or 16.3% as compared to the first quarter of 2020. Excluding the net decrease in acquisition charges of $0.7 million for the quarterly comparison, non-interest expense increased $4.6 million in the first quarter of 2021, of which $2.0 million was attributable to the operations of SGB, as compared to first quarter of 2020.

Investment securities totaled $1.157 billion, or 21.3% of total assets at March 31, 2021, versus $788.9 million, or 19.4% of total assets at March 31, 2020. The average balance of investment securities increased $282.1 million in the prior year quarterly comparison, primarily as a result of the acquisition of SGB. The average tax equivalent yield on investment securities (non-GAAP) decreased 62 basis points to 2.32% from 2.94% in the prior year quarterly comparison. The investment portfolio had a net unrealized gain of $21.7 million at March 31, 2021 as compared to a net unrealized gain of $21.4 million at March 31, 2020.

The FTE average yield on all earning assets (non-GAAP) decreased 94 basis points in prior year quarterly comparison, from 4.78% for the first quarter of 2020 to 3.84% for the first quarter of 2021. Interest expense on average interest bearing liabilities decreased 38 basis points from 0.92% for the first quarter of 2020 to 0.54% for the first quarter of 2021. Cost of all deposits averaged 36 basis points for the first quarter of 2021 compared to 76 basis points for the first quarter of 2020.

First Quarter 2021 vs Fourth Quarter 2020 Earnings Comparison

Net income available to common shareholders for the first quarter of 2021 increased $1.3 million to $16.6 million compared to $15.3 million for the fourth quarter of 2020. During the fourth quarter of 2020, the Company recorded a bargain purchase gain in the amount of $0.8 million, net of tax and received a financial assistance grant from the U. S. Department of Treasury of $0.7 million, net of tax.

Net interest income for the first quarter of 2021 was $39.2 million as compared to $39.5 million for the fourth quarter of 2020, a decrease of $0.2 million which is attributed to a decrease in purchase accounting adjustments of $0.6 million. FTE net interest income (non-GAAP) decreased $0.2 million to $39.9 million from $40.1 million in sequential-quarter comparison. First quarter 2021 FTE net interest margin (non-GAAP) of 3.34% included 9 basis points related to purchase accounting adjustments compared to 3.51% for the fourth quarter in 2020, which included 16 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin (non-GAAP) decreased 10 basis point in sequential quarter comparison.

Investment securities totaled $1.157 billion, or 21.3% of total assets at March 31, 2021, versus $1.050 billion, or 20.4% of total assets at December 31, 2020. The average balance of investment securities increased $46.1 million in sequential-quarter comparison. The average tax equivalent yield on investment securities (non-GAAP) decreased 13 basis points to 2.32% from 2.45% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $21.7 million at March 31, 2021 as compared to a net unrealized gain of $34.6 million at December 31, 2020.

The FTE average yield on all earning assets (non-GAAP) decreased in sequential-quarter comparison from 4.04% to 3.84%. Interest expense on average interest bearing liabilities decreased 4 basis points from 0.58% for the fourth quarter of 2020 to 0.54% for the first quarter of 2021. Cost of all deposits averaged 36 basis points for the first quarter of 2021 compared to 39 basis points for the fourth quarter of 2020.

Excluding the treasury awards and bargain purchase gain, non-interest income increased $0.3 million in sequential-quarter comparison resulting from increased other charge and fees in the amount of $0.5 million.

Non-interest expense for the first quarter of 2021 was $27.3 million compared to $27.9 million for the fourth quarter of 2020. Excluding acquisition charges, non-interest expense decreased $0.6 million. During the fourth quarter of 2020, the Company recorded additional expense related to unused vacation paid out to employees as well as expense related to the early vesting of restricted stock grants to the Company’s directors in the amount of $0.7 million.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.14 per share to be paid on its common stock on May 25, 2021 to shareholders of record as of the close of business on May 10, 2021.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association (“The First”). Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating efficiency ratio, pre-tax, pre-provision operating earnings, diluted operating earnings per common share, fully tax equivalent net interest income, fully tax equivalent net interest margin, core net interest margin, average tax equivalent yield on investment securities, fully tax equivalent average yield on all earning assets, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential,” “positioned” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risk and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: (1) competitive pressures among financial institutions increasing significantly; (2) changes in economic or political conditions, either nationally or locally, particularly in areas in which the Company conducts operations; (3) interest rate risk; (4) changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to COVID-19; (5) risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; (6) changes in management’s plans for the future; (7) credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, or competition; (8) changes in accounting principles, policies, or guidelines; (9) adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic; (10) the impact of the COVID-19 pandemic on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; (11) potential increases in the provision for loan losses resulting from the COVID-19 pandemic; and (12) other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. Undue reliance should not be placed on forward-looking statements. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Statements about the potential effects of the COVID-19 pandemic on the Company’s assets, business, liquidity, financial condition, prospects, and results of operations may constitute forward-looking statements and are subject to the risks that the actual effects may differ, possibly materially, from what is reflected in these forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the depth, dispersion and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, employees, third parties and the Company.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands except per share data)
EARNINGS DATA	Quarter Ended 3/31/21	Quarter Ended 12/31/20	Quarter Ended 9/30/20	Quarter Ended 6/30/20	Quarter Ended 3/31/20
Total Interest Income	$ 45,187	$ 45,613	$ 46,337	$ 45,799	$ 41,598
Total Interest Expense	5,958	6,147	6,365	6,619	7,533
Net Interest Income	39,229	39,466	39,972	39,180	34,065
FTE net interest income*	39,884	40,119	40,608	39,772	34,526
Provision for credit losses**	-	3,523	6,921	7,606	7,102
Non-interest income	9,472	10,928	8,794	15,680	6,474
Non-interest expense	27,264	27,897	26,935	28,070	23,439
Earnings before income taxes	21,437	18,974	14,910	19,184	9,998
Income tax expense	4,793	3,639	2,993	2,241	1,687
Net income available to common shareholders	$ 16,644	$ 15,335	$ 11,917	$ 16,943	$ 8,311

PER COMMON SHARE DATA
Basic earnings per share	$ 0.79	$ 0.72	$ 0.56	$ 0.79	$ 0.44
Diluted earnings per share	0.79	0.72	0.55	0.79	0.44
Diluted earnings per share, operating*	0.79	0.65	0.56	0.52	0.47
Quarterly dividends per share	.13	.12	.10	.10	.10
Book value per common share at end of period	30.64	30.54	29.82	29.34	29.49
Tangible book value per common share at period end*	21.76	21.65	20.93	20.40	19.52
Market price at end of period	36.61	30.88	20.97	22.50	19.07
Shares outstanding at period end	21,018,744	21,115,009	21,408,017	21,395,258	18,851,955
Weighted average shares outstanding:
Basic	21,009,088	21,308,838	21,405,309	21,341,913	18,818,115
Diluted	21,200,558	21,421,367	21,544,040	21,437,180	18,942,129

AVERAGE BALANCE SHEET DATA
Total assets	$5,337,264	$5,136,136	$5,085,340	$4,913,620	$3,990,493
Loans and leases	3,097,145	3,153,543	3,165,653	3,156,524	2,602,340
Total deposits	4,410,288	4,195,492	4,212,410	4,069,239	3,186,943
Total common equity	644,923	640,828	632,527	607,127	547,309
Total tangible common equity*	457,725	451,011	441,635	423,966	358,889

SELECTED RATIOS
Annualized return on avg assets (ROA)	1.25%	1.19%	0.94%	1.38%	0.83%
Annualized return on avg assets, operating*	1.25%	1.08%	0.95%	0.91%	0.89%
Annualized pre-tax, pre-provision, operating*	1.61%	1.62%	1.74%	1.75%	1.79%
Annualized return on avg common equity, operating*	10.32%	8.63%	7.65%	7.40%	6.50%
Annualized return on avg tangible common equity, oper*	14.54%	12.27%	10.95%	10.60%	9.91%
Average loans to average deposits	70.23%	75.17%	75.15%	77.57%	81.66%
FTE Net Interest Margin*	3.34%	3.51%	3.58%	3.63%	3.93%
Efficiency Ratio	55.24%	54.65%	54.52%	50.62%	57.17%
Efficiency Ratio, operating*	55.24%	56.54%	54.04%	53.91%	55.36%
*See reconciliation of Non-GAAP financial measures
CREDIT QUALITY
Allowance for credit losses (ACL) as a % of total loans**	1.07%	1.15%	1.09%	0.88%	0.80%
Nonperforming assets to tangible equity + ACL	7.52%	8.57%	9.31%	9.84%	12.12%
Nonperforming assets to total loans + OREO	1.20%	1.35%	1.42%	1.44%	1.81%
Annualized QTD net charge-offs (recoveries) to total loans	0.47%	0.25%	0.09%	0.04%	0.03%
**Beginning January 1, 2021, calculation is based on CECL methodology. Prior to January 1, 2021, calculation was based upon incurred loss methodology

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Assets
Cash and cash equivalents	$ 813,257	$ 562,554	$ 603,736	$ 539,125	$ 286,759
Securities available-for-sale	1,135,189	1,022,182	957,458	927,205	762,977
Other investments	22,137	27,475	27,461	26,059	25,911
Total investment securities	1,157,326	1,049,657	984,919	953,264	788,888
Loans held for sale	15,119	21,432	22,482	18,632	13,288
Total loans	3,055,093	3,123,678	3,155,932	3,171,535	2,602,288
Allowance for credit losses	(32,663)	(35,820)	(34,256)	(28,064)	(20,804)
Loans, net	3,022,430	3,087,858	3,121,676	3,143,471	2,581,484
Premises and equipment	121,934	123,450	124,875	125,053	108,013
Other Real Estate Owned	5,769	5,802	5,202	5,471	6,974
Goodwill and other intangibles	186,648	187,700	190,380	191,431	187,927
Other assets	120,315	114,307	110,889	108,458	88,468
Total assets	$5,442,798	$5,152,760	$5,164,159	$5,084,905	$4,061,801

Liabilities and Shareholders’ Equity
Non-interest bearing deposits^	$ 632,485	$ 571,079	$ 482,236	$ 486,039	$ 340,606
Interest-bearing deposits	3,987,812	3,644,201	3,746,978	3,730,851	2,937,188
Total deposits	4,620,297	4,215,280	4,229,214	4,216,890	3,277,794
Borrowings	4,466	114,647	115,827	116,005	116,180
Subordinated debentures	144,572	144,592	144,709	80,756	80,717
Other liabilities	29,514	33,426	36,040	43,459	31,184
Total liabilities	4,798,849	4,507,945	4,525,790	4,457,110	3,505,875
Total shareholders’ equity	643,949	644,815	638,369	627,795	555,926
Total liabilities and shareholders’ equity	$5,442,798	$5,152,760	$5,164,159	$5,084,905	$4,061,801
^Reclassified $695,751 to interest-bearing deposits for Mar 31, 2021

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
Interest Income:
Loans, including fees	$ 38,587	$ 38,472	$ 39,344	$ 39,184	$ 34,290
Investment securities	5,526	5,606	5,309	5,187	5,304
Accretion of purchase accounting adjustments	1,026	1,494	1,655	1,409	1,715
Other interest income	48	41	29	19	289
Total interest income	45,187	45,613	46,337	45,799	41,598
Interest Expense:
Deposits	3,910	4,262	5,110	5,967	6,034
Borrowings	288	260	265	224	917
Subordinated debentures	1,821	1,823	1,188	1,176	1,203
Accretion of purchase accounting adjustments	(61)	(198)	(198)	(748)	(621)
Total interest expense	5,958	6,147	6,365	6,619	7,533
Net interest income	39,229	39,466	39,972	39,180	34,065
Provision for credit losses	-	3,523	6,921	7,606	7,102
Net interest income after provision for credit losses	39,229	35,943	33,051	31,574	26,963

Non-interest Income:
Service charges on deposit accounts	1,761	1,925	1,780	1,597	1,914
Mortgage Income	3,162	3,270	2,961	2,646	1,567
Interchange Fee Income	2,644	2,562	2,491	2,395	1,986
Gain (loss) on securities, net	20	3	32	73	174
Financial Assistance Award/Bank Enterprise Award	-	968	-	-	-
Bargain Purchase Gain and Gain on Sale of Land	-	812	-	7,643	-
Other charges and fees	1,885	1,388	1,530	1,326	833
Total non-interest income	9,472	10,928	8,794	15,680	6,474

Non-interest expense:
Salaries and employee benefits	16,054	16,642	15,494	15,866	13,228
Occupancy expense	3,879	3,890	3,826	3,200	2,918
FDIC/OCC premiums	494	520	447	237	147
Marketing	160	71	24	25	213
Amortization of core deposit intangibles	1,052	1,052	1,052	1,052	938
Other professional services	934	764	990	984	874
Acquisition charges	-	41	238	2,295	740
Other non-interest expense	4,691	4,917	4,864	4,411	4,381
Total Non-interest expense	27,264	27,897	26,935	28,070	23,439
Earnings before income taxes	21,437	18,974	14,910	19,184	9,998
Income tax expense	4,793	3,639	2,993	2,241	1,687
Net income available to common shareholders	$ 16,644	$ 15,335	$ 11,917	$ 16,943	$ 8,311

Diluted earnings per common share	$ 0.79	$ 0.72	$ 0.55	$ 0.79	$ 0.44
Diluted earnings per common share, operating*	$ 0.79	$ 0.65	$ 0.56	$ 0.52	$ 0.47
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2021	2020
Interest Income:
Loans, including fees	$ 38,587	$ 34,290
Investment securities	5,526	5,304
Accretion of purchase accounting adjustments	1,026	1,715
Other interest income	48	289
Total interest income	45,187	41,598
Interest Expense:
Deposits	3,910	6,034
Borrowings	288	917
Subordinated debentures	1,821	1,203
Amortization of purchase accounting adjustments	(61)	(621)
Total interest expense	5,958	7,533
Net interest income	39,229	34,065
Provision for credit losses	-	7,102
Net interest income after provision for credit losses	39,229	26,963

Non-interest Income:
Service charges on deposit accounts	1,761	1,914
Mortgage Income	3,162	1,567
Interchange Fee Income	2,644	1,986
Gain (loss) on securities, net	20	174
Financial Assistance Award/Bank Enterprise Award	-	-
Bargain Purchase Gain and Gain on Sale of Land	-	-
Other charges and fees	1,885	833
Total non-interest income	9,472	6,474

Non-interest expense:
Salaries and employee benefits	16,054	13,228
Occupancy expense	3,879	2,918
FDIC/OCC premiums	494	147
Marketing	160	213
Amortization of core deposit intangibles	1,052	938
Other professional services	934	874
Acquisition charges	-	740
Other non-interest expense	4,691	4,381
Total Non-interest expense	27,264	23,439
Earnings before income taxes	21,437	9,998
Income tax expense	4,793	1,687
Net income available to common shareholders	$ 16,644	$ 8,311

Diluted earnings per common share	$ 0.79	$ 0.44
Diluted earnings per common share, operating*	$ 0.79	$ 0.47
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (Dollars in thousands)
COMPOSITION OF LOANS	Mar 31, 2021	Percent of Total	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Percent of Total
Commercial, financial and agricultural	$ 532,122	17.3%	$ 561,342	$ 576,812	$ 629,497	$ 327,979	12.5%
Real estate – construction	304,457	9.9%	301,283	330,070	337,337	334,707	12.8%
Real estate – commercial	1,217,505	39.7%	1,214,602	1,191,514	1,163,897	1,048,854	40.1%
Real estate – residential	944,032	30.7%	987,313	999,381	978,372	828,378	31.7%
Lease Financing Receivable	3,382	0.1%	2,733	2,478	2,811	3,526	0.1%
Obligations of States & subdivisions	14,996	0.5%	15,369	13,345	17,010	18,218	0.7%
Consumer	38,599	1.3%	41,036	42,332	42,611	40,626	1.6%
Loans held for sale	15,119	0.5%	21,432	22,482	18,632	13,288	0.5%
Total loans	$3,070,212	100%	$3,145,110	$3,178,414	$3,190,167	$2,615,576	100%

COMPOSITION OF DEPOSITS	Mar 31, 2021	Percent of Total	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Percent of Total
Noninterest bearing^	$ 632,485	13.7%	$571,079	$482,236	$486,039	$340,606	10.4%
NOW and other^	702,766	15.2%	664,626	658,453	601,195	478,526	14.6%
Money Market/Savings^	2,734,873	59.2%	2,398,526	2,456,504	2,451,991	1,826,973	55.7%
Time Deposits of less than $250,000	419,556	9.0%	439,101	473,265	499,406	462,808	14.1%
Time Deposits of $250,000 or more	130,617	2.9%	141,948	158,756	178,259	168,881	5.2%
Total Deposits	$4,620,297	100%	$4,215,280	$4,229,214	$4,216,890	$3,277,794	100%

Deposits Without Reclassification^	Mar 31, 2021	Percent of Total	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020	Percent of Total
Noninterest bearing	$1,328,236	28.7%	$1,185,980	$1,195,042	$1,189,766	$ 749,939	22.9%
Now and other	1,562,119	33.8%	1,347,778	1,335,798	1,347,324	1,122,027	34.2%
Money Market/Savings	1,179,769	25.6%	1,100,473	1,066,353	1,002,135	774,139	23.6%
Time Deposits of less than $250,000	419,556	9.0%	439,101	473,265	499,406	462,808	14.1%
Time Deposits of $250,000 or more	130,617	2.9%	141,948	158,756	178,259	168,881	5.2%
Total Deposits	$4,620,297	100%	$4,215,280	$4,229,214	$4,216,890	$3,277,794	100%

ASSET QUALITY DATA	Mar 31, 2021		Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Nonaccrual loans	$ 29,981		$ 33,774	$ 37,300	$ 39,201	$ 37,751
Loans past due 90 days and over	1,079		2,692	2,396	1,009	2,393
Total nonperforming loans	31,060		36,466	39,696	40,210	40,144
Other real estate owned	5,769		5,802	5,202	5,471	6,974
Nonaccrual securities	-		-	-	-	-
Total nonperforming assets	$ 36,829		$42,268	$44,898	$45,681	$ 47,118

Nonperforming assets to total assets	0.68%		0.82%	0.87%	0.90%	1.16%
Nonperforming assets to total loans + OREO	1.20%		1.35%	1.42%	1.44%	1.81%
ACL to nonperforming loans	105.16%		98.23%	86.30%	69.79%	51.82%
ACL to total loans	1.07%		1.15%	1.09%	0.88%	0.80%

Qtr-to-date net charge-offs (recoveries)	$ 3,553		$ 1,959	$ 729	$ 346	$ 205
Annualized QTD net chg-offs (recs) to loans	0.47%		0.25%	0.09%	0.04%	0.03%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	March 31, 2021			December 31, 2020			September 30, 2020			June 30, 2020			March 31, 2020
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$699,585	$3,591	2.05%	$659,243	$3,678	2.23%	$616,168	$3,432	2.23%	$605,626	$3,439	2.27%	$560,613	$3,944	2.81%
Tax-exempt
securities	367,322	2,590	2.82%	361,529	2,581	2.86%	341,550	2,513	2.94%	300,922	2,340	3.11%	224,212	1,821	3.25%
Total investment
securities	1,066,907	6,181	2.32%	1,020,772	6,259	2.45%	957,718	5,945	2.48%	906,548	5,779	2.55%	784,825	5,765	2.94%
in other banks	614,283	48	0.03%	404,069	41	0.04%	413,786	29	0.03%	321,559	19	0.02%	129,978	289	0.89%
Loans	3,097,145	39,613	5.12%	3,153,543	39,966	5.07%	3,165,653	40,999	5.18%	3,156,524	40,593	5.14%	2,602,340	36,005	5.53%
Total Interest
earning assets	4,778,335	45,842	3.84%	4,578,384	46,266	4.04%	4,537,157	46,973	4.14%	4,384,631	46,391	4.23%	3,517,143	42,059	4.78%
Other assets	558,929			557,752			548,183			528,989			473,350
Total assets	$5,337,264			$5,136,136			$5,085,340			$4,913,620			$3,990,493

Interest-bearing
liabilities:
Deposits	$4,172,326	$ 3,849	0.37%	$3,971,379	$ 4,064	0.41%	$3,960,054	$4,912	0.50%	$3,746,535	$5,219	0.56%	$3,042,529	$5,413	0.71%
Borrowed Funds	100,143	288	1.15%	115,430	260	0.90%	115,935	265	0.91%	116,270	224	0.77%	145,267	917	2.53%
Subordinated
debentures	144,590	1,821	5.04%	144,676	1,823	5.04%	81,470	1,188	5.83%	80,736	1,176	5.83%	80,697	1,203	5.96%
Total interest
bearing liabilities	4,417,059	5,958	0.54%	4,231,485	6,147	0.58%	4,157,459	6,365	0.61%	3,943,541	6,619	0.67%	3,268,493	7,533	0.92%
Other liabilities	275,282			263,823			295,354			362,952			174,691
Shareholders' equity	644,923			640,828			632,527			607,127			547,309
Total liabilities and
shareholders'
equity	$5,337,264			$5,136,136			$5,085,340			$4,913,620			$3,990,493

Net interest
income (FTE)*		$39,884	3.30%		$40,119	3.46%		$40,608	3.53%		$39,772	3.56%		$34,526	3.86%

Net interest margin (FTE)*			3.34%			3.51%			3.58%			3.63%			3.93%

Core net interest
margin*			3.25%			3.35%			3.41%			3.42%			3.65%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)
Three Months Ended
Per Common Share Data		Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Book value per common share		$ 30.64	$ 30.54	$ 29.82	$ 29.34	$ 29.49
Effect of intangible assets per share		8.88	8.89	8.89	8.94	9.97
Tangible book value per common share		$ 21.76	$ 21.65	$ 20.93	$ 20.40	$ 19.52

Diluted earnings per share		$ 0.79	$ 0.72	$ 0.55	$ 0.79	$ 0.44
Effect of acquisition charges		-	0.01	0.01	0.11	0.04
Tax on acquisition charges		-	-	-	(0.03)	(0.01)
Effect of bargain purchase gain and gain on sale of land		-	(0.04)	-	(0.36)	-
Tax on gain on sale of land		-	-	-	0.01	-
Effect of Treasury awards		-	(0.05)	-	-	-
Tax on Treasury awards		-	0.01	-	-	-
Diluted earnings per share, operating		$ 0.79	$ 0.65	$ 0.56	$ 0.52	$ 0.47

			Year to Date
			2021		2020
Diluted earnings per share			$ 0.79		$ 0.44
Effect of acquisition charges			-		0.04
Tax on acquisition charges			-		(0.01)
Effect of bargain purchase gain and gain on sale of land			-		-
Tax on gain on sale of land			-		-
Effect of Treasury awards			-		-
Tax on Treasury awards			-		-
Diluted earnings per share, operating			$ 0.79		$ 0.47

			Year to Date
			2021		2020
Net income available to common shareholders			$ 16,644		$ 8,311
Acquisition charges			-		740
Tax on acquisition charges			-		(164)
Bargain purchase gain and gain on sale of land			-		-
Tax on gain on sale of land			-		-
Treasury awards			-		-
Tax on Treasury awards			-		-
Net earnings available to common shareholders, operating			$ 16,644		$ 8,887

		Three Months Ended
Average Balance Sheet Data		Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Total average assets	A	$5,337,264	$5,136,136	$5,085,340	$4,913,620	$3,990,493
Total average earning assets	B	4,778,335	$4,578,384	$4,537,157	$4,384,631	$3,517,143
			`
Common Equity	C	$ 644,923	$ 640,828	$ 632,527	$ 607,127	$ 547,309
Less intangible assets		187,148	189,817	190,892	183,161	188,420
Total Tangible common equity	D	$ 457,775	$ 451,011	$ 441,635	$ 423,966	$ 358,889

		Three Months Ended
Net Interest Income Fully Tax Equivalent		Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Net interest income	E	$ 39,229	$ 39,466	$ 39,972	$ 39,180	$ 34,065
Tax-exempt investment income		(1,935)	(1,928)	(1,877)	(1,748)	(1,360)
Taxable investment income		2,590	2,581	2,513	2,340	1,821
Net Interest Income Fully Tax Equivalent	F	$ 39,884	$ 40,119	$ 40,608	$ 39,772	$ 34,526

Annualized Net Interest Margin	E/B	3.28%	3.45%	3.52%	3.57%	3.87%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.34%	3.51%	3.58%	3.63%	3.93%

Total Interest Income, Fully Tax Equivalent
Total Interest Income		$ 45,187	$ 45,613	$ 46,337	$ 45,799	$ 41,598
Tax-exempt investment income		(1,935)	(1,928)	(1,877)	(1,748)	(1,360)
Taxable investment income		2,590	2,581	2,513	2,340	1,821
Total Interest Income, Fully Tax Equivalent	G	$ 45,842	$ 46,266	$ 46,973	$ 46,391	$ 42,059

Yield on Average Earning Assets, Fully Tax Equivalent	G/B	3.84%	4.04%	4.14%	4.23%	4.78%

Interest Income Investment Securities, Fully Tax Equivalent
Interest Income Investment Securities		$ 5,526	$ 5,606	$ 5,309	$ 5,187	$ 5,304
Tax-exempt investment income		(1,935)	(1,928)	(1,877)	(1,748)	(1,360)
Taxable investment Income		2,590	2,581	2,513	2,340	1,821
Interest Income Investment Securities, Fully Tax Equivalent	H	$ 6,181	$ 6,259	$ 5,945	$ 5,779	$ 5,765

Average Investment Securities	I	$ 1,066,907	$ 1,020,772	$ 957,718	$ 906,548	$ 784,825

Yield on Investment Securities, Fully Tax Equivalent	H/I	2.32%	2.45%	2.48%	2.55%	2.94%

		Three Months Ended
Core Net Interest Margin		Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Net interest income (FTE)		$ 39,884	$ 40,119	$ 40,608	$ 39,772	$ 34,526
Less purchase accounting adjustments		1,026	1,692	1,853	2,157	2,336
Net interest income, net of purchase accounting adj	J	$ 38,858	$ 38,427	$ 38,755	$ 37,615	$ 32,190

Total average earning assets		$4,778,335	$4,578,384	$4,537,157	$4,384,631	$3,517,143
Add average balance of loan valuation discount		8,480	9,808	11,501	10,651	12,237
Avg earning assets, excluding loan valuation discount	K	$4,786,815	$4,588,192	$4,548,658	$4,395,282	$3,529,380

Core net interest margin	J/K	3.25%	3.35%	3.41%	3.42%	3.65%

		Three Months Ended
Efficiency Ratio		Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Operating Expense
Total non-interest expense		$ 27,264	$ 27,897	$ 26,935	$ 28,070	$ 23,439
Pre-tax non-operating expenses		-	(41)	(238)	(2,295)	(740)
Adjusted Operating Expense	L	$ 27,264	$ 27,856	$ 26,697	$ 25,775	$ 22,699

Operating Revenue
Net interest income, FTE		$ 39,884	$ 40,119	$ 40,608	$ 39,772	$ 34,526
Total non-interest income		9,472	10,928	8,794	15,680	6,474
Pre-tax non-operating items		-	(1,780)	-	(7,643)	-
Adjusted Operating Revenue	M	$ 49,356	$ 49,267	$ 49,402	$ 47,809	$ 41,000

Efficiency Ratio, operating	L/M	55.24%	56.54%	54.04%	53.91%	55.36%

		Three Months Ended
Return Ratios		Mar 31, 2021	Dec 31, 2020	Sept 30, 2020	June 30, 2020	Mar 31, 2020
Net income available to common shareholders	N	$ 16,644	$ 15,335	$ 11,917	$ 16,943	$ 8,311
Acquisition charges		-	41	238	2,295	740
Tax on acquisition charges		-	(10)	(61)	(518)	(164)
Bargain purchase gain and gain on sale of land		-	(812)	-	(7,643)	-
Tax on gain on sale of land		-	-	-	157	-
Treasury awards		-	(968)	-	-	-
Tax on Treasury awards		-	245	-	-	-
Net earnings available to common shareholders, operating	O	$ 16,644	$ 13,831	$ 12,094	$ 11,234	$ 8,887

Pre-Tax Pre-Provision Operating Earnings
Earnings before income taxes	P	$ 21,437	$ 18,974	$ 14,910	$ 19,184	$ 9,998
Acquisition charges		-	41	238	2,295	740
Provision for loan losses		-	3,523	6,921	7,606	7,102
Treasury Awards and Gains		-	(1,780)	-	(7,643)	-
Pre-Tax, Pre-Provision Operating Earnings	Q	$ 21,437	$ 20,758	$ 22,069	$ 21,442	$ 17,840

Annualized return on avg assets	N/A	1.25%	1.19%	0.94%	1.38%	0.83%
Annualized return on avg assets, oper	O/A	1.25%	1.08%	0.95%	0.91%	0.89%
Annualized pre-tax, pre-provision, oper	Q/A	1.61%	1.62%	1.74%	1.75%	1.79%
Annualized return on avg common equity, oper	O/C	10.32%	8.63%	7.65%	7.40%	6.50%
Annualized return on avg tangible common equity, operating	O/D	14.54%	12.27%	10.95%	10.60%	9.91%

Mortgage Department
Net Interest Income after provision for credit losses		$ 140	$ 133	$ 142	$ 127	$ 119
Loan fee income		3,162	3,270	2,961	2,646	1,567
Salaries and employee benefits		(1,512)	(1,329)	(1,444)	(1,246)	(1,077)
Other non-interest expense		(126)	(105)	(110)	(99)	(152)
Earnings before income taxes		$ 1,664	$ 1,969	$ 1,549	$ 1,428	$ 457

Contacts

M. Ray “Hoppy” Cole
Chief Executive Officer
Dee Dee Lowery
Chief Financial Officer
(601) 268-8998